Exhibit 99.1

Voya Financial announces fourth-quarter
and full-year 2022 results

NEW YORK, Feb. 7, 2023 — Voya Financial, Inc. (NYSE: VOYA), announced today fourth-quarter and full-year 2022 financial results:
•Fourth-quarter 2022 net income available to common shareholders of $1.77 per diluted share.
•Fourth-quarter 2022 after-tax adjusted operating earnings1 of $2.18 per diluted share.
•Full-year 2022 net income available to common shareholders of $4.30 per diluted share.
•Full-year 2022 after-tax adjusted operating earnings of $7.58 per diluted share.
•Fourth-quarter and full-year 2022 after-tax adjusted operating earnings per share, excluding notables, increased 31% and 24%, respectively, over the prior-year periods and reflect continued execution of Voya's net revenue growth, margin expansion and capital management initiatives.
•Voya organically generated more than $600 million of excess capital in 2022.

"We generated significant growth in adjusted operating EPS, excluding notable items, for both fourth-quarter and full-year 2022, with results exceeding our annual growth target of 12% to 17%," said Heather Lavallee, chief executive officer, Voya Financial, Inc. "Our strong results reflect a commitment to the execution of our plans and — as we have shared previously — controlling what we can control, despite headwinds in the macro environment. This strong execution is evident in the net revenue growth we achieved across our businesses; the removal of stranded costs from prior divestitures ahead of schedule; and the rapid and successful execution of our transaction with Allianz Global Investors. Looking ahead, we will continue to execute on the net revenue growth, margin expansion and capital deployment plans that we shared at Investor Day in 2021. In support of this, we now expect to resume share repurchases in the second quarter of 2023.

"I am honored and excited to serve as Voya's CEO. I am optimistic about the continued growth opportunities before us, which are bolstered by our recent transactions, including our acquisition of Benefitfocus and our strategic distribution partnership with Allianz Global Investors. With our expanded scale, reach and capabilities, we are well positioned to meet the growing health, wealth and investment needs of our clients," added Lavallee.
1 This press release includes certain non-GAAP financial measures, including adjusted operating earnings. More information on non-GAAP measures and reconciliations to the most comparable U.S. GAAP measures can be found in the “Use of Non-GAAP Financial Measures” section of this press release and in the company’s Quarterly Investor Supplement. Fourth-quarter and full-year 2022 results include several notable items. Please see the tables at the end of this press release for details on these notable items.

HIGHLIGHTS
•For full-year 2022 (and compared with full-year 2021), Wealth Solutions full service recurring deposits grew 10.3% to $13.3 billion; Health Solutions annualized in-force premiums grew 10.8% to $2.8 billion; and Investment Management generated positive net flows of $1.1 billion, which included positive net flows from the Allianz Global Investors transaction that closed in July 2022.
•During 2022, Voya deployed $1.2 billion of excess capital, including $750 million of share repurchases; approximately $360 million of subordinated debt extinguished; and $80 million of dividends paid.
•As of Dec. 31, 2022, Voya had approximately $0.9 billion of excess capital, which includes fourth-quarter 2022 capital generation above the company's target range of 90% to 100% of adjusted operating earnings. Full-year 2022 capital generation was in line with the target, excluding impacts from the company’s annual assumption update, DAC unlocking, and fourth-quarter tax adjustments, in each case which are non-cash in nature.
•On Jan. 24, 2023, Voya completed its acquisition of Benefitfocus, Inc., an industry-leading benefits administration technology company that serves employers, health plans and brokers. The transaction accelerates Voya’s workplace-centered strategy and increases the company’s capacity to meet the growing demand for comprehensive benefits and savings solutions at the workplace.
•On Jan. 26, 2023, Voya's board of directors declared a first-quarter 2023 common stock dividend of $0.20 per share.
•During the fourth quarter, Voya was named to the 2022 Dow Jones Sustainability Index — earning recognition as a sustainability top-performing company for the seventh consecutive year — and was recognized by Newsweek as one of "America's Greatest Workplaces 2023 for Diversity." Voya Investment Management was named to Pensions & Investments magazine's "2022 Best Places to Work in Money Management" list for the eighth consecutive year.

CONSOLIDATED RESULTS
Fourth-quarter 2022 net income available to common shareholders was $190 million, or $1.77 per diluted share, compared with $403 million, or $3.36 per diluted share, in the fourth quarter of 2021. The decline was largely due to the absence of a $250 million release in the company’s tax valuation allowance in the fourth quarter of 2021, partially offset by the benefit of favorable tax adjustments primarily related to foreign tax credits in the fourth quarter of 2022. On a per-share basis, fourth-quarter 2022 results also reflect the benefit of share repurchases during 2022.

Fourth-quarter 2022 after-tax adjusted operating earnings were $233 million, or $2.18 per diluted share, compared with $229 million, or $1.90 per diluted share in the fourth quarter of 2021. The increase reflects the benefit of favorable tax adjustments primarily related to foreign tax credits, higher investment income in Wealth Solutions, the benefit of the Allianz Global Investors transaction in Investment Management, and higher underwriting results in Health Solutions, which were mostly offset by lower alternative investment income, lower investment capital revenues in Investment Management, and lower fee-based margins in Wealth Solutions. On a per-share basis, fourth-quarter 2022 results also reflect the benefit of share repurchases during 2022.

Full-year 2022 net income available to common shareholders was $474 million, or $4.30 per diluted share, compared with $2,090 million, or $16.61 per diluted share, in full-year 2021. The decrease was driven by the absence of gains related to Voya’s sale of its Individual Life and other legacy annuities businesses and the independent financial planning channel in 2021. Lower alternative investment income in 2022, the absence of a tax valuation allowance benefit in the fourth quarter of 2021, and unfavorable impacts to fee-based margin from lower equity market levels in 2022 also contributed to the year-over-year decline. This decline was partially offset by strong investment income and favorable underwriting results in Health Solutions in 2022.

Full-year 2022 after-tax adjusted operating earnings were $835 million, or $7.58 per diluted share, compared with $1,053 million, or $8.37 per diluted share in full-year 2021. The decrease was driven by lower alternative investment income and equity market levels in 2022, partially offset by favorable investment income in Wealth Solutions, higher underwriting results in Health Solutions, and the benefit of the Allianz Global Investors transaction.

SEGMENT DISCUSSIONS
The following segment discussions compare the fourth quarter of 2022 with the fourth quarter of 2021, unless otherwise noted. All figures are presented before income taxes.

Wealth Solutions
Wealth Solutions adjusted operating earnings were $148 million, compared with $241 million. The change primarily reflects:
•$86 million of lower overall investment income as higher fixed investment yields were more than offset by lower alternative investment income;
•$42 million of lower fee-based margin as business growth was more than offset by lower equity market levels;
•$13 million of more favorable DAC/VOBA and other intangibles unlocking in the fourth quarter of 2022 largely due to higher fixed spreads and equity market performance; and
•$9 million of lower administrative expenses primarily due to the absence of costs in the prior-year period that did not recur and several favorable items in fourth-quarter 2022 not expected to recur.

	Trailing 12 months ended	Trailing 12 months ended
($ in millions)	12/31/2022	12/31/2021
Net revenue	$1,891	$2,346
Net revenue, excluding notables	1,966	1,912
Adjusted operating margin	37.4%	47.3%
Adjusted operating margin, excluding notables	37.5%	35.5%
Full Service recurring deposits	$13,294	$12,056
Full Service net flows	$2,953	$576

	Three months ended or as of	Three months ended or as of
($ in millions)	12/31/2022	12/31/2021
Total client assets	$474,277	$536,246

Full Service recurring deposits	$3,169	$2,918
Full Service net flows	$952	$(884)
Full Service client assets	$162,664	$187,702

Wealth Solutions full-service recurring deposits were $13.3 billion for the year ended Dec. 31, 2022, up 10.3% compared with the prior-year period and within the company’s annual target of 10% to 12%. Fourth-quarter 2022 full-service recurring deposits were $3.2 billion.

Total client assets as of Dec. 31, 2022, were $474 billion, down from Dec. 31, 2021, as growth in the business, including positive net flows over the period, was more than offset by lower equity market levels.

Health Solutions
Health Solutions adjusted operating earnings were $74 million, compared with $33 million. The change primarily reflects:
•$58 million of higher underwriting results driven by a favorable loss ratio and block growth in Stop Loss, lower COVID-related claims in Group Life, and growth in the Voluntary block;
•$9 million of lower overall investment income primarily due to lower alternative investment income; and
•$9 million of higher net expenses, largely due to investments and growth in the business as well as higher administrative expenses.

	Trailing 12 months ended	Trailing 12 months ended
($ in millions)	12/31/2022	12/31/2021
Net revenue	$890	$722
Net revenue, excluding notables	878	777
Adjusted operating margin	32.8%	28.3%
Adjusted operating margin, excluding notables	31.9%	33.5%
Total aggregate loss ratio*	69.4%	72.5%

	Three months ended	Three months ended
($ in millions)	12/31/2022	12/31/2021
Group Life, Disability and Other	$833	$752
Stop Loss	1,258	1,181
Voluntary	689	576
Total annualized in-force premiums	$2,780	$2,510
* Total aggregate loss ratio for the TTM ended Dec. 31, 2022, excludes a $59 million reserve release related to the company’s annual assumption update.

Health Solutions annualized in-force premiums were $2.8 billion in the fourth quarter of 2022, up 10.8% compared with the prior-year period and above the company's 7% to 10% annual target. The increase in annualized in-force premiums reflects growth across all product lines, including a 20% increase in Voluntary; an 11% increase in Group Life, Disability and Other; and a 7% increase in Stop Loss.

Investment Management
Investment Management adjusted operating earnings were $57 million (including $14 million attributable to Allianz noncontrolling interest), compared with $59 million. The change primarily reflects:
•$21 million of lower investment capital revenues, reflecting lower private equity results in the fourth quarter of 2022;
•$35 million of higher fee-based margin driven by higher revenues resulting from the Allianz Global Investors transaction (which closed in July 2022), partially offset by a decline in fees due to lower equity and fixed income market levels; and
•$16 million of higher administrative expenses, primarily due to the Allianz Global Investors transaction.

	Trailing 12 months ended	Trailing 12 months ended
($ in millions)	12/31/2022	12/31/2021
Net revenue	$756	$783
Net revenue, excluding notables	785	708
Adjusted operating margin	24.7%	30.7%
Adjusted operating margin, excluding notables	26.8%	25.1%

Institutional net flows	$3,675	$9,075
Retail net flows	(2,601)	(1,304)
Total net flows*	1,074	7,770

	Three months ended or as of	Three months ended or as of
($ in millions)	12/31/2022	12/31/2021
Institutional net flows	$345	$9,516
Retail net flows	(198)	(520)
Total net flows*	147	8,995

Fixed income - public and other	$138,287	$121,220
Privates and alternatives	99,652	79,728
Equity	83,424	62,884
Total AUM	$321,363	$263,832
* Excludes sub-advisor replacements and divested businesses.

Investment Management net flows (excluding sub-advisor replacements and divested businesses) were $1.1 billion for the year ended Dec. 31, 2022. Fourth-quarter 2022 net inflows were $147 million as inflows from insurance and Allianz Global Investors channels as well as the closing of two CLOs were mostly offset by U.S. retail and private equity outflows.

Total AUM was $321 billion as of Dec. 31, 2022, up 22% from Dec. 31, 2021. The increase was driven by the Allianz Global Investors transaction and positive net flows over the period, both of which were partially offset by lower equity and fixed income market levels.

Corporate
Corporate adjusted operating losses were $52 million compared with adjusted operating losses of $54 million. The change was primarily driven by lower interest expense due to debt extinguishments, partially offset by an unfavorable change in amortization of intangibles.

Supplementary Financial Information
More detailed financial information can be found in the company’s Quarterly Investor Supplement, which is available on Voya’s investor relations website, investors.voya.com.

Earnings Call and Slide Presentation
Voya will host a conference call on Wednesday, Feb. 8, 2023, at 10 a.m. ET, to discuss the company’s fourth-quarter and full-year 2022 results. The call and slide presentation can be accessed via the company’s investor relations website at investors.voya.com. A replay of the call will be available on the company’s investor relations website at investors.voya.com starting at 1 p.m. ET on Feb. 8, 2023.

Media Contact:                    Investor Contact:
Christopher Breslin                    Michael Katz
212-309-8941                        212-309-8999
Christopher.Breslin@voya.com            IR@voya.com

About Voya Financial
Voya Financial, Inc. (NYSE: VOYA), is a leading health, wealth and investment company with 7,200 employees. Through products, solutions and technologies, Voya helps its 14.3 million individual, workplace and institutional clients become well planned, well invested and well protected. Benefitfocus, a newly joined Voya company, extends Voya’s workplace benefits and savings reach and capabilities by providing benefits administration capabilities to 16.5 million individual subscription employees across employer and health plan clients. Certified as a “Great Place to Work” by the Great Place to Work® Institute, Voya is purpose-driven and equally committed to conducting business in a way that is socially, environmentally, economically and ethically responsible. Voya has earned recognition as: one of the World’s Most Ethical Companies® by the Ethisphere Institute; a member of the Bloomberg Gender-Equality Index; and a “Best Place to Work for Disability Inclusion” on the Disability Equality Index. For more information, visit voya.com. Follow Voya Financial on Facebook, LinkedIn and Twitter @Voya.

Use of Non-GAAP Financial Measures
We believe that Adjusted operating earnings before income taxes provides a meaningful measure of our business and segment performance and enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying business segments and excluding items that tend to be highly variable from period to period based on capital market conditions or other factors. We use the same accounting policies and procedures to measure segment Adjusted operating earnings before income taxes as we do for the directly comparable U.S. GAAP measure, which is Income (loss) from continuing operations before income taxes.

Adjusted operating earnings before income taxes does not replace Income (loss) from continuing operations before income taxes as a measure of our consolidated results of operations. Therefore, we believe that it is useful to evaluate both Income (loss) from continuing operations before income taxes and Adjusted operating earnings before income taxes when reviewing our financial and operating performance. Each segment’s Adjusted operating earnings before income taxes is calculated by adjusting Income (loss) from continuing operations before income taxes for the following items:
•Net investment gains (losses), net of related amortization of DAC, VOBA, sales inducements and unearned revenue, which are significantly influenced by economic and market conditions, including interest rates and credit spreads, and are not indicative of normal operations. Net investment gains (losses) include gains (losses) on the sale of securities, impairments, changes in the fair value of investments using the FVO unrelated to the implied loan-backed security income recognition for certain mortgage-backed obligations and changes in the fair value of derivative instruments, excluding gains (losses) associated with swap settlements and accrued interest;

•Net guaranteed benefit gains (losses), which are significantly influenced by economic and market conditions and are not indicative of normal operations, include changes in the fair value of derivatives related to guaranteed benefits, net of related reserve increases (decreases) and net of related amortization of DAC, VOBA and sales inducements, less the estimated cost of these benefits. The estimated cost, which is reflected in operating results, reflects the expected cost of these benefits if markets perform in line with our long-term expectations and includes the cost of hedging. Other derivative and reserve changes related to guaranteed benefits are excluded from operating results, including the impacts related to changes in nonperformance spread;
•Income (loss) related to businesses exited or to be exited through reinsurance or divestment, which includes gains and (losses) associated with transactions to exit blocks of business within continuing operations (including net investment gains (losses) on securities sold and expenses directly related to these transactions) and residual run-off activity (including an insignificant number of Individual Life, and non-Wealth Solutions annuities policies that were not part of the divested businesses). Excluding this activity, which also includes amortization of intangible assets related to businesses exited or to be exited, better reveals trends in our core business and more closely aligns Adjusted operating earnings before income taxes with how we manage our segments;
•Income (loss) attributable to noncontrolling interests, which represents the interest of shareholders, other than those of Voya Financial, Inc., in the gains and (losses) of consolidated entities, such as Allianz SE's ("Allianz") stake in the results of VIM Holdings LLC (referred to as redeemable noncontrolling interest or Allianz noncontrolling interest) or the attribution of results from consolidated VIEs or VOEs to which we are not economically entitled;
•Dividend payments made to preferred shareholders are included as reductions to reflect the Adjusted operating earnings that are available to common shareholders;
•Income (loss) related to early extinguishment of debt, which includes losses incurred as a result of transactions where we repurchase outstanding principal amounts of debt. These losses are excluded from Adjusted operating earnings before income taxes since the outcome of decisions to restructure debt are not indicative of normal operations;
•Impairment of goodwill, value of management contract rights and value of customer relationships acquired, which includes losses as a result of impairment analysis; these represent losses related to infrequent events and do not reflect normal, cash-settled expenses;
•Immediate recognition of net actuarial gains (losses) related to our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments, which includes actuarial gains and (losses) as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period. We immediately recognize actuarial gains and (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan adjustments and curtailments. These amounts do not reflect normal, cash-settled expenses and are not indicative of current Operating expense fundamentals; and
•Other adjustments not indicative of normal operations or performance of our segments or may be related to events such as capital or organizational restructurings undertaken to achieve long-term economic benefits, including certain costs related to debt and equity offerings, acquisition / merger integration expenses, severance and other third-party expenses associated with such activities, and expenses attributable to vacant real estate. These items vary widely in timing, scope and frequency between periods as well as between companies to which we are compared. Accordingly, we adjust for these items as we believe that these items distort the ability to make a meaningful evaluation of the current and future performance of our segments.

The adjusted operating earnings, after tax, is adjusted for tax expense. The adjusted operating tax expense is based on the actual income tax expense for the current period related to Income (loss) from continuing operations, adjusted for estimated taxes on non-operating items and non-operating tax impacts, such as those related to restructuring, changes in a tax valuation allowance and changes to tax law. For non-operating items, we apply a 21% tax rate.

Income (loss) related to businesses exited or to be exited through reinsurance or divestment (including net investment gains (losses) on securities sold and expenses directly related to these transactions, and insignificant number of Individual Life, and non-Wealth Solutions annuities policies that were not part of the divested businesses) are excluded from Adjusted operating earnings before income taxes. When we present the adjustments to Income (loss) from continuing operations before income taxes on a consolidated basis, each adjustment excludes the relative portions attributable to businesses exited or to be exited through reinsurance or divestment.

The most directly comparable U.S. GAAP measure to Adjusted operating earnings before income taxes is Income (loss) from continuing operations before income taxes. For a reconciliation of Adjusted operating earnings before income taxes to Income (loss) from continuing operations before income taxes, see the tables that accompany this release, as well as our Quarterly Investor Supplement.

As a result of the Individual Life Transaction, the historical revenues and certain expenses of the divested businesses have been classified as discontinued operations. Historical revenues and certain expenses of the businesses that have been divested via reinsurance at closing of the Individual Life Transaction (including an insignificant amount of Individual Life and non-Wealth Solutions annuities that are not part of the transaction) are reported within continuing operations, but are excluded from adjusted operating earnings as businesses exited or to be exited through reinsurance or divestment. Expenses classified within discontinued operations and businesses exited or to be exited through reinsurance include only direct operating expenses incurred by these businesses and then only to the extent that the nature of such expenses was such that we ceased to incur such expenses upon the close of the Individual Life Transaction. Certain other direct costs of these businesses, including those relating to activities for which we provide transitional services and for which we are reimbursed under transition services agreements (“TSAs”) are reported within continuing operations along with the associated revenues from the TSAs. Additionally, indirect costs, such as those related to corporate and shared service functions that were previously allocated to the businesses sold or divested via reinsurance, are reported within continuing operations. These costs ("Stranded Costs") and the associated revenues from the TSAs are reported within continuing operations in Corporate, since we do not believe that they are representative of the future run-rate of revenues and expenses of the continuing operations of our business segments. We have implemented a cost reduction strategy to address Stranded Costs and completed the removal of Stranded Costs during the third quarter of 2022. Some transformation initiatives related to TSAs will continue beyond the third quarter of 2022, however, they are not expected to result in any net Stranded Costs.

In addition to Net income (loss) per common share, we report Adjusted operating earnings per common share (diluted) because we believe that Adjusted operating earnings before income taxes provides a meaningful measure of its business and segment performances and enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying business segments and excluding items that tend to be highly variable from period to period based on capital market conditions and/or other factors.

Net Revenue and Adjusted Operating Margin
•Adjusted operating margin is defined as adjusted operating earnings before income taxes divided by net revenue.
•    Net revenue is the sum of investment spread and other investment income, fee based margin, and net underwriting gain (loss). Refer to our Quarterly Investor Supplement for a reconciliation of net revenue to adjusted operating revenue for each of our segments.
•    We report net revenue and adjusted operating margin for each of our segments, since they provide a meaningful measure for the two primary drivers for adjusted operating earnings – revenue growth and margin expansion.
•    We also report net revenue and adjusted operating margin excluding notable items, such as alternative investment income above or below our long-term expectations. Refer to our Quarterly Investor Supplement for a reconciliation of net revenue to net revenues excluding notable items and of adjusted operating earnings before income taxes to adjusted operating earnings excluding notable items.
•    We report net revenue and adjusted operating margin excluding notable items since it provides the main drivers for adjusted operating earnings excluding the effects of items that are not expected to recur at the same level.

Forward-Looking and Other Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company does not assume any obligation to revise or update these statements to reflect new information, subsequent events or changes in strategy. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) general economic conditions, particularly economic conditions in our core markets, (ii) performance of financial markets, including emerging markets, (iii) the frequency and severity of insured loss events, (iv) the effects of natural or man-made disasters, including pandemic events and cyber terrorism or cyber attacks, and specifically the current COVID-19 pandemic event, (v) mortality and morbidity levels, (vi) persistency and lapse levels, (vii) interest rates, (viii) currency exchange rates, (ix) general competitive factors, (x) changes in laws and regulations, such as those relating to Federal taxation, state insurance regulations and NAIC regulations and guidelines, (xi) changes in the policies of governments and/or regulatory authorities, (xii) our ability to successfully manage the separation of the Individual Life business that we sold to Resolution Life US on Jan. 4, 2021, including the transition services on the expected timeline and economic terms, and (xiii) our ability to realize the expected financial or other benefits from various acquisitions, including the transactions with Allianz Global Investors U.S. LLC and Benefitfocus, Inc. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition (“MD&A”) – Trends and Uncertainties” in our Annual Report on Form 10-K for the year ended Dec. 31, 2022, which the Company expects to file with the Securities and Exchange Commission on or before March 1, 2023.

VOYA-IR VOYA-CF

Reconciliation of Net Income (Loss) to Adjusted Operating Earnings and Earnings Per Share (Diluted)
	Three Months Ended
($ in millions, except per share)	12/31/2022		12/31/2021
	After-tax (1)	Per share	After-tax (1)	Per share

Net Income (loss) available to Voya Financial, Inc.'s common shareholders	$190	$1.77	$403	$3.36
Less:
Net investment and guaranteed benefit gains (losses) and related charges and adjustments	(10)	(0.09)	(70)	(0.58)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	(24)	(0.22)	11	0.09
Other adjustments (2)	(10)	(0.09)	233	1.96
Adjusted operating earnings	$233	$2.18	$229	$1.90
(1) The adjusted operating effective tax rate is based on the actual income tax expense for the current period related to Income (loss) from continuing operations, adjusted for estimated taxes on non-operating items and non-operating tax impacts, such as those related to restructuring, changes in a tax valuation allowance and changes to tax law. For non-operating items, we apply a 21% tax rate.
(2) “Other adjustments” primarily consists of transaction and integration costs associated with the Allianz Global Investors transaction in 2022 and other restructuring expenses (severance, lease write-offs, etc.), income (loss) on early extinguishment of debt, and tax adjustments including a tax valuation allowance release in 2021.

Reconciliation of Net Income (Loss) to Adjusted Operating Earnings and Earnings Per Share (Diluted)
	Year-to-Date
($ in millions, except per share)	12/31/2022		12/31/2021
	After-tax (1)	Per share	After-tax (1)	Per share

Net Income (loss) available to Voya Financial, Inc.'s common shareholders	$474	$4.30	$2,090	$16.61
Less:
Net investment and guaranteed benefit gains (losses) and related charges and adjustments	(145)	(1.32)	(16)	(0.13)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	(111)	(1.01)	872	6.93
Other adjustments (2)	(105)	(0.95)	181	1.45
Adjusted operating earnings	835	7.58	1,053	8.37
(1) The adjusted operating effective tax rate is based on the actual income tax expense for the current period related to Income (loss) from continuing operations, adjusted for estimated taxes on non-operating items and non-operating tax impacts, such as those related to restructuring, changes in a tax valuation allowance and changes to tax law. For non-operating items, we apply a 21% tax rate.
(2) “Other adjustments” primarily consists of transaction and integration costs associated with the Allianz Global Investors transaction in 2022 and other restructuring expenses (severance, lease write-offs, etc.), income (loss) on early extinguishment of debt, and tax adjustments including a tax valuation allowance release in 2021.

Reconciliation of Basic Weighted Average Shares to Adjusted Operating Diluted Weighted Average Shares
	Three Months Ended		Year-to-Date
(in millions)	12/31/2022	12/31/2021	12/31/2022	12/31/2021

Weighted-average common shares outstanding - Basic	97	110	101	117
Dilutive effect of warrants	7	8	7	7
Other dilutive effects (1)	2	3	2	2
Weighted-average common shares outstanding - Diluted	107	120	110	126
Dilutive effect of the exercise or issuance of stock based awards	—	—	—	—
Weighted average common shares outstanding - Adjusted Diluted (2)	107	120	110	126
(1) Includes stock-based compensation awards such as restricted stock units (RSU), performance stock units (PSU), or stock options.
(2) For periods in which there is Net loss from continuing operations available to common shareholders, adjusted operating earnings per common share (EPS) calculation includes additional dilutive shares, as the inclusion of these shares for stock compensation plans would not be anti-dilutive to the adjusted operating EPS calculation.

Adjusted Operating Earnings, Net Revenue, Adjusted Operating Margin, and Notable Items
Three Months Ended December 31, 2022
(in millions)	Amounts including Notable items	Investment Income Net of Variable and Incentive Compensation Above (Below) Expectations (1)	Other (2)	Amounts excluding Notable items

Adjusted operating earnings before income taxes
Wealth Solutions	$148	$(50)	$14	$184
Health Solutions	74	(5)	—	79
Investment Management	57	(7)	—	64
Corporate	(52)	—	—	(52)
Adjusted operating earnings before income taxes, including Allianz noncontrolling interest	226	(62)	14	275
Less: Earnings (loss) attributable to Allianz noncontrolling interest	13	—	—	13
Adjusted operating earnings before income taxes	214	(62)	14	262
Income taxes (3)	(20)	(13)	(50)	44
Adjusted Operating Earnings after income taxes	$233	$(50)	$64	$219
Adjusted operating earnings per share	2.18	(0.47)	0.60	2.05

Net revenue
Wealth Solutions	$444	$(50)	$—	$494
Health Solutions	221	(5)	—	226
Investment Management	215	(9)	—	224
Total Net revenue	$880	$(64)	$—	$944

Adjusted operating margin
Wealth Solutions	33.3%			37.2%
Health Solutions	33.5%			35.0%
Investment Management	26.5%			28.6%
Adjusted operating margin, excluding Corporate	31.7%			34.6%
(1) The amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable and incentive compensation.
(2) Includes DAC, VOBA, and other intangibles unlocking in Wealth and favorable tax adjustments primarily related to foreign tax credits.
(3) The adjusted operating effective tax rate is based on the actual income tax expense for the current period related to Income (loss) from continuing operations, adjusted for estimated taxes on non-operating items and non-operating tax impacts, such as those related to restructuring, changes in a tax valuation allowance and changes to tax law. For non-operating items, we apply a 21% tax rate.

Adjusted Operating Earnings, Net Revenue, Adjusted Operating Margin, and Notable Items
Three Months Ended December 31, 2021
(in millions)	Amounts including Notable items	Investment Income Net of Variable and Incentive Compensation Above (Below) Expectations (1)	Other (2)	Amounts excluding Notable items

Adjusted operating earnings before income taxes
Wealth Solutions	$241	$82	$1	$158
Health Solutions	33	9	(34)	58
Investment Management	59	9	—	49
Corporate	(54)	(16)	—	(38)
Adjusted operating earnings before income taxes, including Allianz noncontrolling interest	279	84	(33)	227
Less: Earnings (loss) attributable to Allianz noncontrolling interest	—	—	—	—
Adjusted operating earnings before income taxes	279	84	(33)	227
Income taxes (3)	50	18	(7)	39
Adjusted Operating Earnings after income taxes	$229	$66	$(26)	$188
Adjusted operating earnings per share	1.90	0.55	(0.22)	1.57

Net revenue
Wealth Solutions	$568	$82	$—	$485
Health Solutions	172	9	(34)	198
Investment Management	201	12	—	189
Total Net revenue	$941	$103	$(34)	$872

Adjusted operating margin
Wealth Solutions	42.4%			32.6%
Health Solutions	19.2%			29.3%
Investment Management	29.4%			25.9%
Adjusted operating margin, excluding Corporate	35.4%			30.4%
(1) The amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable and incentive compensation.
(2) Includes DAC, VOBA, and other intangibles unlocking and COVID-19 Impacts.
(3) The adjusted operating effective tax rate is based on the actual income tax expense for the current period related to Income (loss) from continuing operations, adjusted for estimated taxes on non-operating items and non-operating tax impacts, such as those related to restructuring, changes in a tax valuation allowance and changes to tax law. For non-operating items, we apply a 21% tax rate.

Adjusted Operating Earnings, Net Revenue, Adjusted Operating Margin, and Notable Items
Twelve Months Ended December 31, 2022
(in millions)	Amounts including Notable items	Investment Income Net of Variable and Incentive Compensation Above (Below) Expectations (1)	Other (2)	Amounts excluding Notable items

Adjusted operating earnings before income taxes
Wealth Solutions	$707	$(76)	$44	$738
Health Solutions	291	(7)	18	280
Investment Management	186	(24)	—	210
Corporate	(215)	—	—	(215)
Adjusted operating earnings before income taxes, including Allianz noncontrolling interest	969	(107)	63	1,012
Less: Earnings (loss) attributable to Allianz noncontrolling interest	25	—	—	25
Adjusted operating earnings before income taxes	944	(107)	63	987
Income taxes (3)	109	(22)	(40)	171
Adjusted Operating Earnings after income taxes	$835	$(84)	$103	$816
Adjusted operating earnings per share	7.58	(0.76)	0.93	7.41

Net revenue
Wealth Solutions	$1,891	$(76)	$—	$1,966
Health Solutions	890	(7)	18	878
Investment Management	756	(29)	—	785
Total Net revenue	$3,537	$(112)	$18	$3,629

Adjusted operating margin
Wealth Solutions	37.4%			37.5%
Health Solutions	32.8%			31.9%
Investment Management	24.7%			26.8%
Adjusted operating margin, excluding Corporate	33.5%			33.8%
(1) The amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable and incentive compensation.
(2) Includes DAC, VOBA, and other intangibles unlocking, COVID-19 Impacts, favorable tax adjustments primarily related to foreign tax credits, and changes in certain other reserves not expected to recur at the same level.
(3) The adjusted operating effective tax rate is based on the actual income tax expense for the current period related to Income (loss) from continuing operations, adjusted for estimated taxes on non-operating items and non-operating tax impacts, such as those related to restructuring, changes in a tax valuation allowance and changes to tax law. For non-operating items, we apply a 21% tax rate.

Adjusted Operating Earnings, Net Revenue, Adjusted Operating Margin, and Notable Items
Twelve Months Ended December 31, 2021
(in millions)	Amounts including Notable items	Investment Income Net of Variable and Incentive Compensation Above (Below) Expectations (1)	Other (2)	Amounts excluding Notable items

Adjusted operating earnings before income taxes
Wealth Solutions	$1,110	$406	$26	$678
Health Solutions	204	41	(98)	259
Investment Management	239	61	—	178
Corporate	(261)	(56)	—	(205)
Adjusted operating earnings before income taxes, including Allianz noncontrolling interest	1,292	452	(72)	910
Less: Earnings (loss) attributable to Allianz noncontrolling interest	—	—	—	—
Adjusted Operating earnings before income taxes	1,292	452	(72)	910
Income taxes (3)	239	95	(15)	159
Adjusted Operating Earnings after income taxes	$1,053	$357	$(57)	$754
Adjusted operating earnings per share	8.37	2.84	(0.46)	5.99

Net revenue
Wealth Solutions	$2,346	$406	$28	$1,912
Health Solutions	722	41	(98)	777
Investment Management	783	75	—	708
Total Net revenue	$3,850	$522	$(70)	$3,397

Adjusted operating margin
Wealth Solutions	47.3%			35.5%
Health Solutions	28.3%			33.5%
Investment Management	30.7%			25.1%
Adjusted operating margin, excluding Corporate	40.3%			32.9%
(1) The amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable and incentive compensation.
(2) Includes DAC, VOBA, and other intangibles unlocking, COVID-19 Impacts, revenue and expenses in Wealth Solutions related to the financial planning channel prior to its divestment in June 2021 and changes in certain legal and other reserves not expected to recur at the same level.
(3) The adjusted operating effective tax rate is based on the actual income tax expense for the current period related to Income (loss) from continuing operations, adjusted for estimated taxes on non-operating items and non-operating tax impacts, such as those related to restructuring, changes in a tax valuation allowance and changes to tax law. For non-operating items, we apply a 21% tax rate.